Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-268006) on Form S-8 of our report dated February 12, 2024, with respect to the consolidated financial statements of RXO, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Stamford, Connecticut
February 12, 2024